UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2018 (June 9, 2018)

ALLERGAN PLC

(Exact Name of Registrant as Specified in Charter)

Ireland	001-36867	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Clonshaugh Business and Technology Park

Coolock, Dublin, D17 E400, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the r10egistrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of a Director

On June 14, 2018, Allergan plc (the “Company”) announced that Mr. Patrick J. O’Sullivan has decided to retire from the Company’s board of directors (the “Board”). Mr. O’Sullivan currently serves on the Audit and Compliance Committee and the Quality and Innovation Committee. Mr. O’Sullivan informed the Board of his decision to retire on June 9, 2018. Mr. O’Sullivan’s retirement will be effective on July 10, 2018. Mr. O’Sullivan’s decision to retire was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Election of a Director

On June 13, 2018, the Board elected Mr. Thomas C. Freyman as a director of the Company, effective immediately. The Company expects to name Mr. Freyman to the Audit and Compliance Committee at the Board’s meeting in October 2018. There are currently no arrangements pursuant to which Mr. Freyman was appointed to the Board.

Mr. Freyman retired from Abbott Laboratories (“Abbott”) in 2017. Most recently, he served as Executive Vice President, Finance and Administration for Abbott since June 2015. Prior to that, he served as Chief Financial Officer and Executive Vice President, Finance for Abbott. He was first appointed Chief Financial Officer and Senior Vice President, Finance at Abbott in 2001. Previously, he served as Vice President and Controller of Abbott’s Hospital Products Division and held a number of financial planning and analysis positions. Prior to joining Abbott, Mr. Freyman was a certified public accountant at Ernst & Whinney.

Mr. Freyman holds a bachelor’s degree in accounting from the University of Illinois and a master’s degree in management from Northwestern University. He also serves on the Board of Directors of Tenneco Inc. and Hanger, Inc., serving on the audit committee of each of those boards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2018	Allergan plc

	By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary